UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  June 8,  2010

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (713) 354-6100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Further to Dresser-Rand Group Inc.’s (the “Company”) previously announced plans to open an additional headquarters office in Paris, France, the Company plans to move most of its senior executive officers to Paris.  The Company’s Chief Financial Officer (“CFO”) shall remain in Houston, Texas.

All our salaried employees participating in international assignments, such as the transfer to Paris, are eligible for relocation benefits outlined in our International Assignment Guidelines (the “Guidelines”).  On June 8, 2010, all of our U.S.-based named executive officers (other than our CFO), and certain other officers, entered into international assignment letters with Dresser-Rand International Inc., a subsidiary of the Company (the “Relocation Agreement”).  Relocation benefits are customary for expatriate assignments in the industry, and our relocation benefits are intended to approximate the relocation benefits received by industry counterparts and will be subject to periodic review by the Company’s Compensation Committee.  The Relocation Agreements provide for standard benefits under our Guidelines, with the exception of the severance benefit noted below.

Depending on each executive’s personal circumstances and in accordance with the Guidelines, the Relocation Agreements generally provide the following benefits:

•
a relocation package that includes standard outbound services, including  a “house hunting” trip, tax preparation services, shipment of personal effects, language training assistance and other relocation benefits, such as temporary housing, schooling for dependent children, an annual leave allowance and access to a company vehicle;

•	a lump sum relocation and resettlement allowance of USD6,000;
•
an annually adjusted goods and services differential determined in accordance with the Guidelines taking into account the number of dependants accompanying the assignee, which for the named executive officers ranged from approximately USD2,800 to USD3,350 per month paid net of taxes;

•	a monthly housing allowance of up to EUR8,000; and
•	a tax equalization benefit.

All relocating executives have Confidentiality, Non-Compete, Severance and Change of Control Agreements (the “Severance Agreement”) with the Company (the “Executive Officer Agreements”), other than our Chief Executive Officer (“CEO”) who has an Employment Agreement. Because the Relocation Agreements are not intended to diminish any current rights, the Relocation Agreements for the executives other than the CEO clarify that, if an executive elects not to be localized in France after 5 years and the Company cannot return him to a comparable position in the US, the executive will be terminated and receive certain benefits under the Severance Agreement, including a payment based on a multiple of the executive’s based salary. With respect to the named executive officers receiving Relocation Agreements, Mr. Mark F. Mai would receive 1.5 times his base salary at the time of severance (current salary is USD355,128) and Mr. Christopher Rossi would receive 1.5 times his base salary at the time of severance (current salary is USD303,657). Because our CEO has an Employment Agreement, he is not eligible for this benefit.

A form of the Relocation Agreement used for executive officers and the Relocation Agreement with the CEO are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. The Company also expects to use the form of the Relocation Agreement with other executive officers and employees from time to time. The Relocation Agreement will only remain in effect during an international assignment, and is not intended to continue for more than five years.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.         The following exhibits are furnished with this Form 8-K:

Exhibit
Number	Description

10.1	Form of Relocation Agreement
10.2	Relocation Agreement by and between Vincent R. Volpe Jr. and Dresser-Rand International Inc., dated June 8, 2010

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

By:	/s/ MARK F. MAI
Name:	Mark F. Mai
Title:	Vice President, General Counsel and Secretary

Date: June 10, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Relocation Agreement
10.2	Relocation Agreement by and between Vincent R. Volpe Jr. and Dresser-Rand International Inc., dated June 8, 2010